EXHIBIT 10.6


                        Time Warner Inc. 1999 Stock Plan

                       Restricted Stock Purchase Agreement

     TIME WARNER INC. (the "Company") and the undersigned Holder, pursuant to the Company's 1999 Stock Plan, as amended through January 21, 2005 and from time to time thereafter (the "Plan"), hereby acknowledge that the undersigned Holder has hereby elected to exercise Stock Purchase Rights with respect to the following restricted shares (the "Restricted Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), and has paid therefor to the Company consideration of $.01 per share, receipt of which is hereby acknowledged, and the Company hereby irrevocably awards (the "Award") the following Restricted Shares, subject in all cases to the General Terms and Conditions set forth on Annex 1, Version 3 to the Restricted Stock Agreement ("Annex 1"). The Plan and Annex 1 are incorporated into and made a part of this Agreement. The Plan can be accessed and printed through the HR Website (http://infocenter.aoltw.com).

     1.   Name:                         ID:

     2.   Grant Information for this Award:
          Restricted Stock Grant Number: Date of  Award:
          Purchase  Price  per  Restricted  Share:
          Total  Number of Restricted  Shares  Granted:

     3.   The vesting dates shall be:

                        Shares                  Vesting Date




          subject to earlier forfeiture in certain circumstances, including termination of employment, and accelerated vesting, as provided in Annex 1 and the Plan.

     4.   Restriction Period.

          The Restriction Period for each portion of the Award hereunder shall be the period commencing on the Date of Award and ending at the close of business on the Vesting Date listed for that portion of the Award.

     5. I acknowledge that I have read and will comply with Time Warner's Securities Trading Policy (accessible on the HR Website), which I understand may be updated from time to time.

     6.   I acknowledge and agree that:

               a) An election under Section 83(b) of the Internal Revenue Code must be submitted by you to the Internal Revenue Service within thirty (30) days after the Date of Award and that, if I desire to make such an election, I also must provide a copy of the completed Section 83(b) form and a check for the amount of taxes due to the Stock Plans Administration Group not later than the thirtieth (30th) day following the Date of Award.
               b) If I do not make a valid Section 83(b) election, I will owe taxes at each Vesting Date on the portion of the Award for which the Restriction Period has ended and that I must elect the method of payment of taxes in advance of the Vesting Date in accordance with the procedures established by the Stock Plans Administration Group, and that such procedures may change and be updated overtime.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer or agent as of the ____ day of ____, ______.

                                                          Time Warner Inc.

                                                          By:___________________
Accepted and Agreed to:

Holder:    _______________________
                (Signature)
Home Address:                                        Business Address:
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